Filed Pursuant to Rule 424(b)(5)
Registration No. 333-234508

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 15, 2019)

$100,000,000

Common Stock

We may issue, offer and sell shares of our common stock, par value $0.01 per share (the “common stock”) having an aggregate sales price of up to $100,000,000 over a period of time, and from time to time, through one or more sales agents (each, a “sales agent,” and collectively, the “sales agents”) under an equity distribution agreement that we and the sales agents entered into on the date of this prospectus supplement.

Our common stock is listed on the New York Stock Exchange (the “NYSE”), under the symbol “SNR.” The last reported sales price of our common stock on the NYSE on February 25, 2021 was $6.05 per share.

Sales of shares of common stock under this prospectus supplement and the accompanying prospectus, if any, may be made in transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended. Sales of shares of our common stock may also be made by any other method permitted by law, including sales made by means of ordinary brokers’ transactions on the NYSE, on any other existing trading market for our common stock, to or through a market maker at market prices prevailing at the time of sale or in privately negotiated transactions. No sales agent is required to sell any specific number or dollar amount of shares of our common stock, but subject to the terms and conditions of the equity distribution agreement, each sales agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell shares of our common stock up to the amount specified by us. The shares of our common stock offered and sold through the sales agents pursuant to the equity distribution agreement will be offered and sold through only one sales agent on any given trading day.

We will pay each sales agent an aggregate fee of up to 2.0% of the sales price of the shares sold through such sales agent under the equity distribution agreement. Subject to the terms and conditions of the equity distribution agreement, each sales agent will use its reasonable efforts to sell on our behalf any shares of common stock to be offered by us under the equity distribution agreement. The offering of common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of all of the shares of our common stock subject to the equity distribution agreement and (2) the termination of the equity distribution agreement, pursuant to its terms, by either the sales agents or us.

Under the terms of the equity distribution agreement, we also may sell shares to one or more of our sales agents, as principal for its own account, at a price per share to be agreed upon at the time of sale. If we sell shares to a sales agent, acting as principal, we will enter into a separate term agreement with such sales agent, setting forth the terms of such transaction, and we will describe the terms agreement in a separate prospectus supplement or pricing supplement.

To assist us in maintaining our qualification as a real estate investment trust (“REIT”), for United States federal income tax purposes, no person may own (or be treated as owning under certain attribution rules) more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, unless our board of directors waives this limitation.

Investing in our common stock involves a high degree of risk. Before buying any of these shares you should carefully read the “Risk Factors” section beginning on page S-3 of this prospectus supplement, and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2020 and in subsequent reports that we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley	BMO Capital Markets	BTIG	Citigroup	Deutsche Bank Securities

Goldman Sachs & Co. LLC	J.P. Morgan	KeyBanc Capital Markets	RBC Capital Markets

The date of this prospectus supplement is February 26, 2021.

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise stated or the context otherwise requires, references in this prospectus supplement to “New Senior Investment Group,” “we,” “our,” and “us” refer to New Senior Investment Group Inc. and its direct and indirect subsidiaries.

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this common stock offering. The second part, which is the accompanying prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under the registration statement, we may, from time to time, sell any combination of the securities described in the registration statement up to an aggregate amount of $750,000,000. In the accompanying prospectus, we provide you with a general description of the securities we may offer from time to time under our shelf registration statement and other general information that may apply to this offering. In this prospectus supplement, we provide you with specific information about the common stock that we are selling in this offering.

Generally, when we refer to this “prospectus supplement,” we are referring to both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

Neither we nor the sales agents have authorized anyone to provide you with information that is different or in addition to that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. Neither we nor the sales agents take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide. Neither we nor the sales agents are making an offer to sell, or soliciting an offer to buy, the shares of our common stock under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of any date other than the respective date of each of those documents, or that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any shares of our common stock hereunder. Our business, financial condition, results of operations and prospects may have changed since those dates.

In making your investment decision it is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, including the documents incorporated by reference herein or therein. You should also read and consider the information in the documents to which we have referred you in the sections titled “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement.

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CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements include substantial risks and uncertainties. Forward-looking statements relate to, among other things, the operating performance of our investments, the stability of our earnings, and our financing needs. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “would,” “should,” “potential,” “intend,” “expect,” “plan,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain projections of results of operations, of cash flows or of financial condition or state other forward-looking information. Our ability to predict results or the actual outcome of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, assumptions and other important factors, including those described in this prospectus supplement and the documents incorporated herein by reference, particularly in the sections of such documents titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:

•

the severity, duration and scope of the novel coronavirus (“COVID-19”) global pandemic, the effects of the pandemic and measures intended to prevent its spread on our and our tenant’s business, results of operations, cash flows and financial condition, including declines in occupancy and rental revenues and increases in operating expenses; constraints in our ability to access capital and other sources of funding, including due to fluctuations in the trading price of our common stock; increased risk of claims, litigation and regulatory proceedings; and the ability of federal, state and local governments to effectively respond to and manage the pandemic on an ongoing basis to prevent its continued spread;

•	our ability to comply with the terms of our financings, which depends in part on the performance of our property managers and triple net lease tenant;

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any increase in our borrowing costs as a result of rising interest rates, the expected discontinuation of the London Interbank Offered Rate (LIBOR) and the transition to any other interest rate benchmark, or other factors;

•	our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due or as needed to comply with the terms of our covenants or to facilitate our ability to sell assets;

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our ability to manage our liquidity and sustain distributions to our stockholders, particularly in light of the cash shortfall described in our Annual Report on Form 10-K for the year ended December 31, 2020 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources”;

•	our dependence on our property managers and tenant to operate our properties successfully and in compliance with the terms of our agreements with them, the terms of our financings and applicable law;

•

factors affecting the performance of our properties, such as a decline in occupancy and increases in operating costs (including, but not limited to, the costs of labor, supplies, insurance and property taxes);

•	concentration risk with respect to Holiday Retirement, which, for the year ended December 31, 2020, accounted for 94.8% of total net operating income from continuing operations;

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•	risks associated with a change of control in the ownership or senior management of Holiday Retirement;

•	our ability and the ability of our property managers and tenant to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers;

•

changes of federal, state and local laws and regulations relating to employment, fraud and abuse practices, Medicaid reimbursement and licensure, etc., including those affecting the healthcare industry that affect our costs of compliance or increase the costs, or otherwise affect the operations of our property managers or tenant;

•

the ability of our property managers and tenant to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to us and third parties, particularly in light of the impacts of the COVID-19 pandemic on their businesses;

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the quality and size of our investment pipeline, our ability to execute investments at attractive risk-adjusted prices, our ability to finance our investments on favorable terms, and our ability to deploy investable cash in a timely manner;

•

our ability to sell properties on favorable terms and to realize the anticipated benefits from any such dispositions, including as a result of a reduction of real estate value related to the COVID-19 pandemic;

•

changes in economic conditions generally and the real estate, senior housing and bond markets specifically, including general economic uncertainty as a result of the COVID-19 pandemic and a worsening of global economic conditions or low levels of economic growth;

•	our stock price performance and any disruption or lack of access to the capital markets or other sources of financing, including as a result of factors influenced by the COVID-19 pandemic;

•	the impact of any current or future legal proceedings and regulatory investigations and inquiries on us or our property managers;

•	our reliance on our property managers for timely delivery of accurate property-level financial results;

•

our ability to maintain our qualification as a REIT for United States federal income tax purposes and the potentially onerous consequences that any failure to maintain such qualification would have on our business; and

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other risks detailed from time to time in our reports filed with the Commission, which are incorporated by reference herein. See “Incorporation of Certain Documents by Reference” in this prospectus supplement.

We caution that you should not place undue reliance on any of our forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us. Except as required by law, we are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of new information, future events or otherwise.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary may not contain all the information you should consider before investing in our common stock. Before you decide to invest in our common stock, you should carefully read this entire prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, as well as any applicable free writing prospectus, including the risk factors and the financial statements and related notes incorporated by reference herein and therein.

Overview

We are an internally managed real estate investment trust focused solely on senior housing properties. We hold a geographically diversified portfolio of primarily private pay senior housing properties located across the United States. As of December 31, 2020, our portfolio was comprised of 103 senior housing properties across 36 states, which positions us as one of the largest owners of senior housing properties in the United States. We are organized and operate as a single reportable segment: Senior Housing Properties.

The majority of our portfolio is managed by some of the largest and most experienced operators in the United States. Our investment strategy is focused on acquiring private pay senior housing properties. However, from time to time, we may explore new business opportunities and asset categories as part of our business strategy.

The address of our principal executive office is 55 West 46th Street, Suite 2204, New York, New York, 10036, and our telephone number is (646) 822-3700. Our website address is www.newseniorinv.com. Our website and the information contained on, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Issuer	New Senior Investment Group Inc.

Common stock offered by us	Shares of our common stock, par value $0.01 per share, having an aggregate gross sales price of up to $100,000,000. The shares of our common stock offered pursuant to this prospectus supplement, and accompanying prospectus, include newly issued shares that may be offered and sold by us through or to the sales agents. For additional information, see “Plan of Distribution.”

Common stock outstanding	As of December 31, 2020, 83,023,970 shares of our common stock were outstanding.

NYSE symbol	“SNR.”

Use of proceeds	We currently intend to use the net proceeds that we receive upon the issuance and sale of shares of our common stock by us to or through the sales agents for general corporate purposes. Pending the use of such proceeds, we intend to invest the net proceeds in short-term, investment grade, interest-bearing instruments. See “Use of Proceeds.”

United States federal income tax considerations	For a description of United States federal income tax considerations of an investment in our common stock, please review the disclosure in the accompanying prospectus under “U.S. Federal Income Tax Considerations.”

Restrictions on ownership	To assist us in maintaining our qualifications as a REIT, our charter provides, unless exempted by our board of directors, that no person or entity may actually own or be deemed to own by virtue of the applicable constructive ownership provision, more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of each class or series of our stock, or 9.8% in value of the aggregate of the outstanding shares of all classes and series of our stock, with certain exceptions. See “Description of Capital Stock – Restrictions on Ownership and Transfer of Capital Stock” in the accompanying prospectus.

Risk factors	You should read the “Risk Factors” section beginning on page S-4 of this prospectus supplement as well as those risk factors that are incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors to carefully consider before deciding to purchase shares of our common stock.

Outstanding Shares

The number of shares of our common stock outstanding as of December 31, 2020, as disclosed above, excludes as of that date:

•	10,093,339 shares of common stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $8.55;

•	2,214,047 shares of common stock issuable upon the vesting of restricted stock units and payout of performance share units (assuming payout at maximum performance levels); and

•

21,881,054 shares of common stock available for future grants under the Amended and Restated New Senior Investment Group Inc. Nonqualified Stock Option and Incentive Award Plan (assuming payout of outstanding performance share units at maximum performance levels).

RISK FACTORS

Investing in our common stock involves risk. You should be aware of and carefully consider the following risk factors and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the Commission, together with other information in this prospectus supplement, the accompanying prospectus, and the information incorporated by reference before deciding whether or not to purchase any of the offered shares. If any of these risks actually occur, our business, financial condition, results of operations or cash flows may be adversely affected.

Risks Related to this Offering

The price of our common stock could be volatile and could decline, resulting in a substantial or complete loss on our stockholders’ investment.

The stock markets, including the NYSE on which our common stock is listed, have experienced significant price and volume fluctuations. As a result, the market price of our common stock could be similarly volatile and investors in our common stock may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The price of our common stock has been and could continue to be subject to wide fluctuations in response to a number of factors, including those set forth in our risk factors in our Annual Report on Form 10-K for the year ended December 31, 2020 incorporated herein by reference. If one or more of these risk factors cause a decline in the price of our common stock, investors in our common stock could experience a substantial or complete loss in their investment.

Future sales of our common stock or other securities convertible into our common stock, or the perception that such sales or issuances could occur, could cause the market value of our common stock to decline and could result in dilution of your shares.

Our board of directors is authorized, without stockholder approval, to cause us to issue additional shares of our common stock or to raise capital through the issuance of preferred shares or the sale of debt securities that are convertible into common stock, options, warrants and other rights, on terms and for consideration as our board of directors in its sole discretion may determine. Sales of substantial amounts of our common stock or the issuance of preferred shares, options, warrants and other rights, or the perception that such sales or issuances could occur, could cause the market price of our common stock to decrease significantly. As of December 31, 2020, we had 83,023,970 common stock shares issued and outstanding. We cannot predict the effect, if any, of future sales of our common stock, including shares issued pursuant to this offering, or any preferred shares, convertible debt securities, options, warrants or other rights or the availability of our common stock for future sales on the value of our common stock shares.

Our management will have broad discretion over the use of the proceeds to us from this offering and might not apply the proceeds of this offering in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds.” You will be relying on the judgment of our management regarding the application of these proceeds, and you will not have the opportunity as a part of your investment decision to assess whether the net proceeds are being used appropriately. Management might not apply the net proceeds of this offering in ways that increase the value of your investment. We plan to use the net proceeds from this offering to fund development and acquisitions, to reduce our outstanding indebtedness and for other general corporate purposes. However, because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in cash or cash equivalents. These investments may not yield a significant return, if any, on any investment of these net proceeds.

USE OF PROCEEDS

We intend to use the net proceeds that we receive upon the issuance and sale of shares of our common stock for general corporate purposes. Pending the use of such proceeds, we intend to invest the net proceeds in short-term, investment grade, interest-bearing instruments. Pending their use, we may invest the net proceeds from this offering in cash or cash equivalents. These investments may not yield a significant return, if any, on any investment of these net proceeds.

PLAN OF DISTRIBUTION

We have entered into an equity distribution agreement with Morgan Stanley & Co. LLC, BMO Capital Markets Corp., BTIG, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc. and RBC Capital Markets, LLC, as sales agents, under which we are permitted to offer and sell shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time. We have filed the equity distribution agreement as an exhibit to a Current Report on Form 8-K, which is incorporated by reference in this prospectus supplement.

Sales of our common stock under this prospectus supplement, if any, will be made by any method permitted by law, including sales by means of ordinary brokers’ transactions on the NYSE , on any other existing trading market for our common stock, to or through a market maker at market prices prevailing at the time of sale or in privately negotiated transactions. The sales agents will not engage in any prohibited stabilizing transactions with respect to our common stock.

Under the terms of the equity distribution agreement, we also may sell shares of our common stock to one or more of our sales agents as principal for its own account at a price agreed upon at the time of sale. If we sell shares of our common stock to a sales agent as principal, we will enter into a separate agreement with such sales agent and we will describe this agreement in a separate prospectus supplement or pricing supplement.

We will designate the maximum amount of common stock to be sold through the sales agents on a daily basis or otherwise as we and the sales agents agree and the minimum price per share at which such common stock may be sold. No sales agent is required to sell any specific number or dollar amount of shares of our common stock, but subject to the terms and conditions of the equity distribution agreement, the sales agents will use their commercially reasonable efforts to sell on our behalf all of the designated common stock. The shares of our common stock offered and sold through the sales agents pursuant to the equity distribution agreement will be offered and sold through only one sales agent on any given trading day. We may instruct a sales agent not to sell any common stock if the sales cannot be effected at or above the price designated by us in any such instruction. The offering of the shares by the sales agent is subject to receipt and acceptance and subject to the sales agents’ right to reject any order in whole or in part. We or any sales agent may suspend the offering of common stock at any time and from time to time by notifying the other party.

The sales agents will provide to us written confirmation following the close of trading on the NYSE each day in which shares of our common stock are sold under the equity distribution agreement. Each confirmation will include the number of shares of common stock sold on that day, the gross sales proceeds and the net proceeds to us (after regulatory transaction fees, if any, but before other expenses). We will report at least quarterly the number of shares of common stock sold through the sales agents under the equity distribution agreement, the net proceeds to us (before expenses) and the commissions of the sales agents in connection with the sales of the common stock.

We will pay the sales agent through which we sell shares of our common stock a commission of up to 2.0% of the gross sales price of such shares. We have agreed to reimburse the sales agents for certain of their expenses.

Settlement for sales of common stock will occur on the second business day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

If we or one or more of the sales agents have reason to believe that our common stock is no longer an “actively-traded security” as defined under Rule 101(c)(l) of Regulation M under the Securities Exchange Act of 1934, as amended, that party will promptly notify the others and sales of common stock pursuant to the equity distribution agreement or any terms agreement will be suspended until in our collective judgment Rule 101(c)(1) or another exemptive provision has been satisfied.

The offering of common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of all common stock subject to the equity distribution agreement or (2) the termination of the equity distribution agreement by us or by the sales agents.

We have agreed to provide indemnification and contribution to the sales agents against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended.

The sales agents and/or affiliates of each of the sales agents have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

We estimate that the total expenses of this offering payable by us, excluding compensation payable to the sales agents under the equity distribution agreement, will be approximately $350,000.

LEGAL MATTERS

The legality of the securities offered by this prospectus supplement will be passed on for us by Covington & Burling LLP, Washington, D.C., and Skadden Arps, Slate, Meagher & Flom LLP, New York, New York, will opine as to certain tax matters. Certain legal matters in connection with this offering will be passed upon for the sales agents by Fried, Frank, Harris, Shriver & Jacobson LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of our internal control over financial reporting as of December 31, 2020, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings are available on the Internet at the Commission’s website at www.sec.gov. Our common stock is listed on the NYSE under the trading symbol “SNR.” Our reports, proxy statements and other information that we file with or furnish to the Commission can also be accessed free of charge on our website at www.newseniorinv.com under “Investor Relations — SEC Filings.” These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Commission.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus supplement information that we file with the Commission. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the Commission, the information will be considered to be automatically updated and superseded. We incorporate by reference into this prospectus supplement the following documents that we have already filed with the Commission (File No. 001-36499) other than any portion of any such document that is deemed to have been furnished, rather than filed, under Commission rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on February 25, 2021;

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the information in our Definitive Proxy Statement on Schedule 14A for our 2020 Annual Meeting of Stockholders, filed with the Commission on April 13, 2020, to the extent incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December  31, 2019, filed with the Commission on February 28, 2020;

•	our Current Report on Form 8-K filed on January 25, 2021, February 25, 2021 (only with respect to information filed under Item 5.02) and February 26, 2021 (filed under Items 8.01 and 9.01); and

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the description of our capital stock set forth in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on February 25, 2021, including any amendment or report filed for the purpose of updating such description.

Whenever after the date of this prospectus supplement and prior to the termination of this offering we file reports or documents under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, those reports and documents will be deemed to be a part of this prospectus supplement from the time they are filed (other than documents or information deemed to have been furnished, rather than filed, under Commission rules). Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus supplement forms a part. Requests should be directed to New Senior Investment Group Inc., 55 West 46th Street, Suite 2204, New York, New York, 10036, Attention: Investor Relations (telephone number (646) 822-3700 and email address ir@newseniorinv.com).

PROSPECTUS

$750,000,000

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Subscription Rights

Purchase Contracts

Purchase Units

7,309,872 Shares of Common Stock for Resale by Selling Stockholders

We may offer, issue and sell from time to time up to $750,000,000, together or separately, in one or more offerings: shares of our common stock; shares of our preferred stock, which we may issue in one or more series; our debt securities, which may be senior, subordinated or junior subordinated debt securities; depositary shares representing shares of our preferred stock; warrants to purchase shares of our common stock, shares of our preferred stock or debt securities; subscription rights to purchase shares of our common stock, shares of our preferred stock or our debt securities; purchase contracts to purchase shares of our common stock, shares of our preferred stock or our debt securities; or purchase units, each representing ownership of a purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities, or any combination of the foregoing, securing the holder’s obligation to purchase our common stock or other securities under the purchase contracts.

In addition, the selling stockholders may from time to time offer and sell up to an aggregate of 7,309,872 shares of our common stock. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing specific terms of the particular offering together with this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest in any securities. This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement.

We or the selling stockholders may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering, including the names and compensation for any underwriters, dealers or agents, any options held by them to purchase additional securities. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “SNR.” On November 4, 2019, the last reported price per share of our common stock on the NYSE was $7.95. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves significant risks. Before buying our securities, you should carefully consider the risks described under the caption “Risk Factors” beginning on page 1 of this prospectus, in the documents incorporated by reference into this prospectus and in the applicable prospectus supplement.

Neither the Securities and Exchange Commission (the “Commission”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 15, 2019.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Commission using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus, in one or more offerings, at an aggregate initial offering price of up to $750,000,000. In addition, the selling stockholders may from time to time resell up to an aggregate of 7,309,872 shares of our common stock in one or more offering.

This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the offering and the terms of the particular securities being offered. In addition, if necessary we may provide a prospectus supplement relating to an offering by the selling stockholders. The specific terms of the offered securities may vary from the general terms of the securities described in this prospectus, and accordingly the description of the securities contained in this prospectus is subject to, and qualified by reference to, the specific terms of the offered securities contained in the applicable prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the documents incorporated by reference herein as described below under the heading “Where You Can Find More Information.”

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Those exhibits may be filed with the registration statement or may be incorporated by reference to earlier Commission filings listed in the registration statement or in subsequent filings that we may make under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Neither we nor the selling stockholders have authorized anyone to provide you with information in addition to or different from that contained in this prospectus or any applicable prospectus supplement or free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide. We and the selling stockholders will be offering to sell, and seeking offers to buy, the shares only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any free writing prospectus that we have prepared is accurate as of any date other than the date of those documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise stated or the context otherwise requires, references in this prospectus to “New Senior Investment Group,” “we,” “our,” and “us” refer to New Senior Investment Group Inc. and its direct and indirect subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings are available on the Internet at the Commission’s website at www.sec.gov. Our common stock is listed on the NYSE under the trading symbol “SNR.” Our reports, proxy statements and other information that we file with or furnish to the Commission can also be accessed free of charge on our website at www.newseniorinv.com under “Investor Relations — SEC Filings.” These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Commission.

The Commission allows us to “incorporate by reference” into this prospectus information that we file with the Commission. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the Commission, the information will be considered to be automatically updated and superseded. We incorporate by reference into this prospectus the following documents that we have already filed with the Commission (File No. 001-36499) other than any portion of any such document that is deemed to have been furnished, rather than filed, under Commission rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Commission on February 26, 2019;

•

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019; June 30, 2019 and September 30, 2019, filed with the Commission on May  3, 2019, August 5, 2019 and November  5, 2019, respectively;

•	our Current Reports on Form 8-K filed on January 3, 2019, April 24, 2019, June 13, 2019, June 19, 2019, September 6, 2019, November 1, 2019 (with respect to Item 1.01 only) and November 5, 2019;

•

the description of our capital stock set forth in Amendment No.  4 to our Registration Statement on Form 10, filed with the Commission on October 16, 2014, including any amendment or report filed for the purpose of updating such description.

Whenever after the date of this prospectus and prior to the termination of this offering we file reports or documents under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, those reports and documents will be deemed to be a part of this prospectus from the time they are filed (other than documents or information deemed to have been furnished, rather than filed, under Commission rules). Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Requests should be directed to New Senior Investment Group Inc., 55 West 46th Street, Suite 2204, New York, New York, 10036, Attention: Investor Relations (telephone number (646) 822-3700 and email address ir@newseniorinv.com).

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements include substantial risks and uncertainties. Forward-looking statements relate to, among other things, the operating performance of our investments, the stability of our earnings, and our financing needs. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “would,” “should,” “potential,” “intend,” “expect,” “plan,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain projections of results of operations, of cash flows or of financial condition or state other forward-looking information. Our ability to predict results or the actual outcome of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, assumptions and other important factors, including those described in this prospectus and the documents incorporated herein by reference, particularly in the sections of such documents titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to successfully manage the recent transition to self-management and its impact on our business and operations;

•	our ability to comply with the terms of our financings, which depends in part on the performance of our operators;

•	any increase in our borrowing costs as a result of rising interest rates or other factors;

•	our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due or as needed to comply with the terms of our covenants or to facilitate our ability to sell assets;

•

our ability to manage our liquidity and sustain distributions to our stockholders, particularly in light of the cash shortfall described in our Quarterly Report on Form 10-Q for the period ended September 30, 2019;

•	our dependence on our property managers and tenant to operate our properties successfully and in compliance with the terms of our agreements with them, applicable law and the terms of our financings;

•	factors affecting the performance of our properties, such as increases in costs (including, but not limited to, the costs of labor, supplies, insurance and property taxes);

•

concentration risk with respect to Holiday Retirement (“Holiday”), which, for the nine months ended September 30, 2019, accounted for 85.2% of net operating income from our Managed Properties segments;

•	risks associated with a change of control in the ownership or senior management of Holiday;

•	our ability and the ability of our property managers and tenant to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers;

•

changes of federal, state and local laws and regulations relating to employment, fraud and abuse practices, Medicaid reimbursement and licensure, etc., including those affecting the healthcare industry that affect our costs of compliance or increase the costs, or otherwise affect the operations of our property managers or tenant;

•	the ability of our property managers and tenant to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to us and third parties;

•

the quality and size of our investment pipeline, our ability to execute investments at attractive risk-adjusted prices, our ability to finance our investments on favorable terms, and our ability to deploy investable cash in a timely manner;

•	our ability to sell properties on favorable terms and to realize the anticipated benefits from any such dispositions;

•	changes in economic conditions generally and the real estate, senior housing and bond markets specifically;

•	our stock price performance and any disruption or lack of access to the capital markets or other sources of financing;

•	the impact of any current or future legal proceedings and regulatory investigations and inquiries on us, FIG LLC (our “Former Manager”) or our operators;

•

our ability to complete the pending sale of 28 senior living facilities that comprise our Managed Assisted Living/Memory Care Properties segment in a timely manner, or at all, and, if completed, to achieve the expected benefits of the transaction;

•	our ability to maintain effective internal control over financial reporting and our reliance on our operators for timely delivery of accurate property-level financial results;

•

our ability to maintain our qualification as a Real Estate Investment Trust (“REIT”) for U.S. federal income tax purposes and the potentially onerous consequences that any failure to maintain such qualification would have on our business; and

•	other risks detailed from time to time in our reports filed with the Commission, which are incorporated by reference herein. See “Incorporation of Certain Documents By Reference.”

We caution that you should not place undue reliance on any of our forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us. Except as required by law, we are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of new information, future events or otherwise.

v

NEW SENIOR INVESTMENT GROUP INC.

We are a publicly traded REIT focused solely on senior housing properties. We hold a diversified portfolio of primarily private pay senior housing properties located across the United States. As of September 30, 2019, our portfolio was comprised of 131 senior housing properties, which positions us as one of the largest owners of senior housing properties in the United States. We operate these housing properties through three reportable segments: (1) Managed Independent Living Properties, (2) Managed Assisted Living/Memory Care Properties, and (3) Triple Net Lease Properties.

On October 31, 2019, we and certain of our subsidiaries entered into a Purchase and Sale Agreement (the “Sale Agreement”) with affiliates of ReNew REIT to sell 28 senior living facilities that comprise our Managed Assisted Living/Memory Care Properties segment for a gross sale price of $385 million, subject to certain prorations and/or adjustments as set forth in the Sale Agreement. The closing may occur on or before January 10, 2020, subject to the rights of each of the parties to extend the closing to a future date. The sale is subject to various customary closing conditions and other terms and conditions customary for real estate transactions and sales of assisted living facilities, and there is no certainty that the sale will close.

Through December 31, 2018, we were externally managed and advised by our Former Manager, an affiliate of Fortress Investment Group LLC (“Fortress”). Our Former Manager continues to provide us with certain information technology, tax, accounting and legal services under a Transition Services Agreement. Fortress and its affiliates, collectively own approximately 172,848 shares of our common stock, options to acquire 7,137,024 shares of our common stock, and 400,000 shares of our Series A Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”). These holdings represented in the aggregate beneficial ownership of approximately 8.11% of our common stock as of October 25, 2019.

We were formed as a Delaware limited liability company and wholly owned subsidiary of Drive Shack Inc., formerly Newcastle Investment Corp. (“Drive Shack”), on May 17, 2012. We converted to a Delaware corporation on May 30, 2014 and were spun off from Drive Shack and listed on the NYSE under the symbol “SNR” on November 6, 2014. The address of our principal executive office is 55 West 46th Street, Suite 2204, New York, New York, 10036, and our telephone number is (646) 822-3700.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Before deciding whether to invest in our securities, you should consider carefully the risks described under the heading “Risk Factors” in the applicable prospectus supplement and in our filings with the Commission that are incorporated by reference therein. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our Commission filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from any sale of securities for general corporate purposes. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement or other offering materials relating to the offered securities. Pending the use of such proceeds, we intend to invest the net proceeds in short-term, investment grade, interest-bearing instruments.

Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling stockholder. We may pay expenses in connection with any sales by selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of our certificate of incorporation and bylaws. These descriptions may not contain all of the information that is important to you. To understand them fully, you should read our certificate of incorporation and bylaws, copies of which are filed with the Commission as exhibits to the registration statement of which this prospectus is a part.

Please note that, with respect to any of our shares held in book-entry form through The Depository Trust Company or any other share depository, the depository or its nominee will be the sole registered and legal owner of those shares, and references in this prospectus to any “stockholder” or “holder” of those shares means only the depository or its nominee. Persons who hold beneficial interests in our shares through a depository will not be registered or legal owners of those shares and will not be recognized as such for any purpose. For example, only the depository or its nominee will be entitled to vote the shares held through it, and any dividends or other distributions to be paid, and any notices to be given, in respect of those shares will be paid or given only to the depository or its nominee. Owners of beneficial interests in those shares will have to look solely to the depository with respect to any benefits of share ownership, and any rights they may have with respect to those shares will be governed by the rules of the depository, which are subject to change from time to time. We have no responsibility for those rules or their application to any interests held through the depository.

Authorized Capital Stock

Our authorized capital stock consists of:

•	2,000,000,000 shares of common stock, par value $0.01 per share; and

•	100,000,000 shares of preferred stock, par value $0.01 per share.

As of October 25, 2019, 82,964,438 shares of our common stock were issued and outstanding and 400,000 shares of Series A Preferred Stock were issued and outstanding. All the outstanding shares of our common and preferred stock are fully paid and non-assessable.

Common Stock

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess the exclusive right to vote for the election of directors and for all other purposes. Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors standing for election, and the holders of the remaining shares will not be able to elect any directors.

Subject to any preference rights of holders the Series A Preferred Stock or any other preferred stock that we may issue in the future, holders of our common stock are entitled to receive dividends, if any, declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to the rights of the holders of the Series A Preferred Stock and any other of our preferred stock, if applicable, prior to distribution.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Any shares of common stock issued pursuant to this prospectus will be validly issued, fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without action by our stockholders, to issue preferred stock and to fix voting powers for each class or series of preferred stock, and to provide that any class or series may be subject to redemption, entitled to receive dividends, entitled to rights upon dissolution, or convertible or exchangeable for shares of any other class or classes of capital stock. The rights with respect to a series or class of preferred stock may be greater than the rights attached to our common stock. Our board of directors has issued one series of preferred stock, the Series A Preferred Stock, described below. It is not possible to state the actual effect of the issuance of any class or series of our preferred stock on the rights of holders of our common stock until our board of directors determines the specific rights attached to that preferred stock. The effect of issuing such preferred stock could include, among other things, one or more of the following:

•	restricting dividends in respect of our common stock;

•	diluting the voting power of our common stock or providing that holders of preferred stock have the right to vote on matters as a class;

•	impairing the liquidation rights of our common stock; or

•	delaying or preventing a change of control of us.

Series A Preferred Stock

In connection with termination of the management agreement with the Former Manager, we issued 400,000 shares of Series A Preferred Stock to our Former Manager. Such securities were issued in reliance on the exemption contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), as a transaction by an issuer not involving a public offering. On December 31, 2018, we filed with the Secretary of State of the State of Delaware a Certificate of Designation (the “Certificate of Designation”) setting forth the rights, powers, and preferences of the Series A Preferred Stock.

The Series A Preferred Stock has an aggregate liquidation preference of $40 million (“the “Liquidation Preference”), plus any accrued and unpaid dividends thereon. We pay a cash dividend on the Series A Preferred Stock equal to 6% of the Liquidation Preference plus any accrued and unpaid dividends per annum, payable quarterly. The Series A Preferred Stock is senior to our common stock with respect to dividends and upon the dissolution, liquidation or winding up of the Company.

We may elect to redeem, at any time, all but not less than all of the shares of Series A Preferred Stock for cash at a price equal to the Liquidation Preference of the Series A Preferred Stock, plus all accumulated and unpaid dividends thereon (the “Redemption Price”). On or after December 31, 2020, the holders of a majority of the then outstanding shares of Series A Preferred Stock will have the right to require us to redeem up to 50% of the outstanding shares of Series A Preferred Stock, and on or after December 31, 2021, the holders of a majority of the then outstanding shares of Series A Preferred Stock will have the right to require us to redeem all or any portion of the outstanding shares of Series A Preferred Stock, in each case, for cash at the Redemption Price. We are required to redeem the Series A Preferred stock upon a Change of Control (as defined in the Certificate of Designation) of New Senior Investment Group for the Redemption Price.

Holders of Series A Preferred Stock generally have no voting rights. However, without the prior consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, we may not (i) alter or amend the Certificate of Designation, (ii) alter or amend our certificate of incorporation so as to adversely affect the powers, preferences, privileges or rights of the Series A Preferred Stock, (iii) authorize, create, issue or increase the authorized amount of the Series A Preferred Stock or any class or series of capital stock of ours ranking senior to, or on parity with, the Series A Preferred Stock, or authorize, create, issue or increase the authorized amount of any obligation or security convertible into or evidencing the right to purchase Series A Preferred Stock or any class or series of capital stock of ours ranking senior to, or on parity with, the Series A Preferred Stock, (iv) classify or reclassify any authorized capital stock of ours into any class or series of capital stock of ours ranking senior to, or on parity with, the Series A Preferred Stock, or classify or reclassify any obligation or security convertible into or evidencing the right to purchase any capital stock of ours ranking senior to the

Series A Preferred Stock or (v) subject to certain specified exceptions, enter into any contractual arrangements by us that by their terms prohibit or restrict the payment of dividends by us with respect to the Series A Preferred Stock.

Holders of our Series A Preferred Stock have no preemptive, subscription, or conversion rights. Any shares of common stock issued pursuant to this prospectus will be validly issued, fully paid and nonassessable.

Restrictions on Ownership and Transfer of Capital Stock

In order to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), for each taxable year beginning after December 31, 2014, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, for our taxable years beginning after December 31, 2014, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the second half of any calendar year.

Our certificate of incorporation, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own and may prohibit certain entities from owning our shares. Our certificate of incorporation provides that (subject to certain exceptions described below) no person may beneficially or constructively own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding shares of common or capital stock. Pursuant to our certificate of incorporation, our board of directors has the power to increase or decrease the percentage of common or capital stock that a person may beneficially or constructively own. However, any decreased stock ownership limit will not apply to any person whose percentage ownership of our common or capital stock, as the case may be, is in excess of such decreased stock ownership limit until that person’s percentage ownership of our common or capital stock, as the case may be, equals or falls below the decreased stock ownership limit. Until such a person’s percentage ownership of our common or capital stock, as the case may be, falls below such decreased stock ownership limit, any further acquisition of common or capital stock will be in violation of the decreased stock ownership limit.

Our certificate of incorporation also prohibits any person from beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT (including through ownership that results in our owning (actually or constructively) an interest in a tenant as described in Section 856(d)(2)(B) of the Code) and from transferring shares of our capital stock if the transfer would result in our capital stock being beneficially owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares of our capital stock that are transferred to the trust (as described below), is required to give written notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our board of directors such conditions, representations and undertakings as our board of directors may deem reasonably necessary to conclude that granting the exemption will not cause us to lose our qualification as a REIT. Our board of directors may also require a ruling from the Internal Revenue Service (“IRS”) or an opinion of counsel in order to determine or ensure our qualification as a REIT in the context of granting such exemptions.

Any attempted transfer of our capital stock which, if effective, would result in a violation of the foregoing restrictions will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our certificate of incorporation) prior to the date of the transfer. If, for any reason, the transfer to the trust does not occur or would not prevent a violation of the restrictions on ownership contained in our certificate of incorporation, our certificate of incorporation provides that the purported transfer will be void ab initio. Shares of our capital stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of our capital stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of capital stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of capital stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Delaware law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our capital stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows: the proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our certificate of incorporation) of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. The trust may reduce the amount payable to the proposed transferee by the amount of dividends and distributions paid to the proposed transferee and owed by the proposed transferee to the trust.

Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our capital stock have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the shares shall be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our capital stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) in number or in value of all classes or series of our capital stock, including shares of our common stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our capital stock that the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request to determine the effect, if any, of the beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limitations. In addition, each such owner shall, upon demand, be required to provide to us such information as we may request, in good faith, to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the 9.8% ownership limitations in our certificate of incorporation.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or might otherwise be in the best interests of our stockholders.

Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation, Certificate of Designation and Bylaws

The following is a summary of certain provisions of our certificate of incorporation and bylaws that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock will be available for future issuance without obtaining stockholder approval and the authorized but unissued shares of our preferred stock are available for future issuance with the approval of the holders of Series A Preferred Stock. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The existence of authorized but unissued shares of our common stock and preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Delaware Business Combination Statute

We are organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control. Our certificate of incorporation provides that Section 203 of the Delaware General Corporation Law (the “DGCL”), as amended, an anti-takeover law, will not apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction by which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of voting stock.

Other Provisions of Our Certificate of Incorporation, Certificate of Designation and Bylaws

Our certificate of incorporation provides for a staggered board of directors consisting of three classes of directors. Directors of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of our directors will be elected by our stockholders. The term of our Class III directors expires in 2020 and the terms of our Class I and Class II directors will expire in 2021 and 2022, respectively. There is no cumulative voting in the election of directors. This classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors.

Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be believed by our stockholders to be in their best interest. In addition, our certificate of incorporation and bylaws provide that directors may be removed only for cause and only with the affirmative vote of at least 80% of the then issued and outstanding shares of our capital stock entitled to vote in the election of directors.

Pursuant to our certificate of incorporation, shares of our preferred stock may be issued from time to time, and the board of directors is authorized to determine and alter all rights, preferences, privileges, qualifications, limitations and restrictions without limitation. See “Description of Capital Stock—Preferred Stock.”

The Certificate of Designation for the Series A Preferred Stock requires that we redeem the Series A Preferred Stock upon a Change of Control (as defined in the Certificate of Designation). If applicable law does not permit us to consummate such mandatory redemption because we do not have sufficient assets or funds legally available, then upon such Change of Control, all then outstanding shares of Series A Preferred Stock shall be purchased from the holders of Series A Preferred Stock by the acquiring person in such Change of Control for the Redemption Price. These provisions may dissuade potential purchasers from acquiring us if we are unable to pay the holders of Series A Preferred Stock the Redemption Price.

Stockholder Rights

Our certificate of incorporation and bylaws do not permit our stockholders to call special meetings of our stockholders. Written notice of any special meeting so called shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of such meeting, unless otherwise required by law.

Our certificate of incorporation and bylaws provide that our stockholders may consent in writing to take any action in lieu of taking such action at a duly called annual or special meeting of our stockholders.

Our bylaws provide that nominations of persons for election to our board of directors may be made at any annual meeting of our stockholders, or at any special meeting of our stockholders called for the purpose of electing directors, (a) by or at the direction of our board of directors or (b) by any of our stockholders. In addition to any other applicable requirements, for a nomination to be properly brought by a stockholder, such stockholder must have given timely notice thereof in proper written form to our secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices (a) in the case of an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of our stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

Our bylaws provide that no business may be transacted at any annual meeting of our stockholders, other than business that is either (a) specified in the notice of meeting given by or at the direction of our board of directors, (b) otherwise properly brought before the annual meeting by or at the direction of our board of directors, or (c) otherwise properly brought by any of our stockholders. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to our secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. Our bylaws provide that no business may be transacted at any special meeting of our stockholders, other than business that is specified in the notice of meeting (or any supplement thereto).

Forum Selection Clause

Our bylaws provide that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers employees or agents owed to our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws or (iv) any action asserting a claim against us governed by the internal affairs doctrine.

Limitations on Liability and Indemnification of Directors and Officers

Our certificate of incorporation and bylaws provide that our directors will not be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director, except to the extent such limitation of liability is not permitted under the DGCL, as hereafter amended. The DGCL currently prohibits limitations on liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	liability under Delaware corporate law for an unlawful payment of dividends or an unlawful stock purchase or redemption of stock; or

•	any transaction from which the director derives an improper personal benefit.

Our certificate of incorporation and bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law. We are also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

We have entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our certificate of incorporation against (i) any and all expenses and liabilities, including judgments, fines, penalties and amounts paid in settlement of any claim and counsel fees and disbursements, (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness and (iii) any liabilities incurred as a result of acting on our behalf (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our certificate of incorporation. These provisions and agreements may have the practical effect in some cases of eliminating our stockholders’ ability to collect monetary damages from our directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent

The registrar and transfer agent for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the NYSE under the symbol “SNR.”

DESCRIPTION OF DEBT SECURITIES

We may offer unsecured debt securities in one or more series which may be senior, subordinated or junior subordinated, and which may be convertible into another security. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and U.S. Bank, National Association. Holders of our indebtedness will be structurally subordinated to holders of any indebtedness (including trade payables) of any of our subsidiaries.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the applicable indenture and those made a part of the global indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, the applicable prospectus supplement and provisions of the applicable indenture and indenture supplement, if any, in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following, with respect to any such series:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•	whether the debt securities will be senior, subordinated or junior subordinated;

•	any applicable subordination provisions for any subordinated debt securities;

•	the issuance and maturity date(s) or method for determining same;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as which the securities are dated if other than the date of original issuance;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the company can select the payment currency;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•	additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;

•

provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date would be linked, will be described in the applicable prospectus supplement.

U.S. federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or to another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or to a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

DESCRIPTION OF DEPOSITARY SHARES

We may issue depositary receipts representing interests in shares of particular series of preferred stock which are called depositary shares. We will deposit the preferred stock of a series which is the subject of depositary shares with a depositary, which will hold that preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred stock.

While the deposit agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:

Dividends and Other Distributions

Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Stock

A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred stock, and any money or other property, to which the depositary shares relate.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting

Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock which is represented by the depositary share.

Conversion

If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement

We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

•	All outstanding depositary shares to which it relates have been redeemed or converted; and

•	The depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous

There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of common stock or preferred stock, or debt securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time; and

•	information with respect to book-entry procedures, if any.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of common stock, preferred stock or debt securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase shares of our common stock, shares of our preferred stock or our debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

•	the price, if any, for the subscription rights;

•	the number and terms of each share of common stock or preferred stock or debt securities which may be purchased per each subscription right;

•	the exercise price payable for each share of common stock or preferred stock or debt securities upon the exercise of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the Commission if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of our common stock, shares of our preferred stock or our debt securities at a future date or dates, which we refer to in this prospectus as purchase contracts. The price of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.

The description in an accompanying prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the Commission if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information.” We urge you to read the applicable purchase contract or applicable purchase unit and any accompanying prospectus supplement in their entirety.

SELLING STOCKHOLDERS

The following table sets forth the identity of the selling stockholders, the number of shares and percentage of our common stock beneficially owned by each selling stockholder prior to this offering, the number of shares that may be offered under this prospectus, and the number of shares and percentage of our common stock to be beneficially owned by each selling stockholder after the completion of this offering, assuming that all shares offered hereunder are sold as contemplated herein. The number of shares in the column “Maximum number of shares that may be offered” represents all of the shares that each of the selling stockholders may offer under this prospectus.

Beneficial ownership is determined in accordance with Commission rules. The information is not necessarily indicative of beneficial ownership for any other purpose. In general, under these rules a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. To our knowledge, except as otherwise indicated, the entities named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by that person.

For purposes of the table below, the beneficial ownership amounts and percentages are based on a total of 82,964,438 shares of our common stock outstanding as of October 25, 2019. Shares of our common stock that a person has the right to acquire within 60 days of the date of this prospectus are deemed outstanding for purposes of computing the percentage ownership of such person’s holdings, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

We do not know when or in what amounts the selling stockholders may sell or otherwise dispose of the shares covered hereby. The selling stockholders might not sell any or all of the shares covered by this prospectus or may sell or dispose of some or all of their shares in transactions exempt from the registration requirements of the Securities Act, or in the open market after the date on which they provided the information set forth in the table below. Because the selling stockholders may not sell or otherwise dispose of some or all of the shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of a potential offering. For purposes of the table below, we have assumed that the selling stockholders will have sold all of the shares covered by this prospectus upon completion of the applicable offering.

Any changes to the information provided below will be set forth in a supplement to this prospectus, in a post-effective amendment or in filings we make with the Commission under the Exchange Act, which are incorporated by reference into this prospectus, if and when necessary.

	Common stock beneficially owned
	Shares beneficially owned prior to this offering		Maximum number of shares that may be offered	Shares beneficially owned after this offering
	Number	Percentage		Number	Percentage
Fortress Operating Entity I LP and its affiliates(1)	7,309,872	8.11%	7,309,872	0	0%

(1)

The number of shares includes 7,137,024 shares of common stock underlying stock options that are exercisable within 60 days of the date of this prospectus. The shares underlying these options, as well as the outstanding shares being registered for resale, are held by Fortress Operating Entity I LP (“FOE I”), a Delaware limited partnership, which is the sole managing member of the Former Manager. FIG Corp., a Delaware corporation, is the general partner of FOE I, and FIG Corp. is wholly owned by Fortress. FIG LLC, an affiliate of FOE I, was our external manager until January 1, 2019. Wesley R. Edens, the Co-Chief

Executive Officer of Fortress, was the Chairman of the Board and a director of the Company until his resignation on January 2, 2019. We are contractually required to settle these options for an amount of cash equal to the excess of the fair market value of a share of common stock on the date of exercise over the exercise price per share, unless a majority of the independent members of our board of directors determines to settle the option in shares. For the purpose of this prospectus, however, we have assumed (without any alteration of the contractual arrangement) that such options will be settled in shares. Each of these companies is an affiliate of a broker-dealer, but are not themselves broker-dealers. The shares identified in the table were acquired in the ordinary course of business and at the time of acquisition FOE I and its affiliates had no agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for each of the foregoing entities is c/o Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of U.S. federal income tax consequences generally applicable to an investment in common stock of New Senior Investment Group. This summary does not discuss the consequences of an investment in shares of our preferred stock, debt securities, depositary shares, warrants, subscription rights, purchase contracts, purchase units or other securities. The tax consequences of such an investment will be discussed in a relevant prospectus supplement. For purposes of this section under the heading “U.S. Federal Income Tax Considerations,” references to “New Senior Investment Group,” “we,” “our” and “us” mean only New Senior Investment Group Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated, and references to Drive Shack refer to Drive Shack Inc. (formerly Newcastle Investment Corp.). This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not intend to seek, an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate New Senior Investment Group and its subsidiaries and affiliated entities in accordance with their applicable organizational documents or partnership agreements. This summary is for general information only and is not tax advice. The Code provisions governing the U.S. federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions, Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof. Moreover, this summary does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	partnerships and trusts;

•	persons who hold our stock on behalf of another person as a nominee;

•	persons who receive our stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	U.S. expatriates;

•	persons whose functional currency is not the U.S. dollar;

•	persons subject to the mark-to-market method of accounting for their securities;

•	persons who own (actually or constructively) more than 10% of our stock; and, except to the extent discussed below:

•	tax-exempt organizations; and

•	foreign investors.

This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.

For purposes of this discussion, a domestic holder is a stockholder of New Senior Investment Group that is for U.S. federal income tax purposes:

•	a citizen or resident of the U.S.;

•	a corporation created or organized in the U.S. or under the laws of the U.S., or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

A “non-U.S. holder” is a stockholder of New Senior Investment Group that is neither a domestic holder nor a partnership (or other entity or arrangement treated as a partnership) for U.S. federal income tax purposes. If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds our stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our stock.

The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of the U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of New Senior Investment Group

We have elected to be taxed as a REIT, and we intend to operate in conformity with the requirements for qualification and taxation as a REIT.

The law firm of Skadden, Arps, Slate, Meagher & Flom LLP (“tax counsel”) has acted as our tax counsel in connection with our formation and the filing of this registration statement. In connection with the filing of this registration statement, we expect to receive an opinion of tax counsel to the effect that we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our actual method of operation has enabled, and our proposed method of operation will enable, us to meet the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2019, and subsequent years. It must be emphasized that the opinion of tax counsel will be based on various assumptions relating to our organization and operation, and will be conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, income, and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by tax counsel or by us that we will qualify as a REIT for any particular year. The opinion will be expressed as of the date issued, and will not cover subsequent periods. Tax counsel will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. In light of the discussion under the heading “—Failure to Qualify,” tax counsel’s opinion relies on a separate opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding Drive Shack’s former organization and operation as a REIT (the “Drive Shack Opinion”). The Drive Shack Opinion, in

turn, relies upon various legal opinions issued by other counsel for Drive Shack and its predecessors, including Sidley Austin LLP and Thacher Proffitt & Wood LLP, with respect to certain issues and transactions.

Qualification and taxation as a REIT depends on the ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by tax counsel. In addition, our ability to qualify as a REIT depends in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain affiliated entities, the status of which may not have been reviewed by tax counsel. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

Most domestic holders that are individuals, trusts or estates are taxed on corporate dividends at a reduced maximum rate (the same as long-term capital gains). With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate, and will continue to be taxed at rates applicable to ordinary income. However, for taxable years that begin after December 31, 2017, and before January 1, 2026, stockholders that are individuals, trusts or estates generally are entitled to a deduction equal to 20% of the aggregate amount of ordinary income dividends received from a REIT, subject to certain limitations. See “—Taxation of Stockholders—Taxation of Taxable Domestic Holders.”

Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of Stockholders.”

Even if we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

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If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions,” and “—Foreclosure Property,” below.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate-level U.S. federal income tax at the highest applicable rate.

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If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure adjusted to reflect the profit margin associated with our gross income.

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If we should violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate if that amount exceeds $50,000 per failure.

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If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed, plus (ii) the amounts we retained and upon which we paid income tax at the corporate level.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General.”

•	A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary (“TRS”) (as described below) that do not reflect arm’s-length terms.

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If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following their acquisition from the subchapter C corporation.

•	The earnings of any subsidiary that is a subchapter C corporation, including any TRS, may be subject to U.S. federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Code defines a REIT as a corporation, trust or association:

1.	that is managed by one or more trustees or directors;

2.	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3.	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

4.	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

5.	the beneficial ownership of which is held by 100 or more persons;

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in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified tax-exempt entities);

7.	which meets other tests described below, including with respect to the nature of its income and assets; and

8.	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT (which, in our case, was 2014). Our certificate of incorporation provides restrictions regarding the ownership and transfers of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing the actual ownership of the shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year end, and therefore satisfy this requirement.

The Code provides relief from violations of the REIT gross income requirements, as described below under “—Income Tests,” in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the value prong of the 10% asset test, described below, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.

If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below. A summary of rules generally applicable to the governing the U.S. federal income taxation of partnerships and their partners is provided below in “—Tax Aspects of Investments in Affiliated Partnerships.”

Disregarded Subsidiaries. If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for U.S. federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS as described below, that we wholly own, either directly or through one or more other qualified REIT subsidiaries or disregarded entities. Other entities that are wholly owned by us (either directly or through other disregarded entities), including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or a disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable REIT Subsidiaries. In general, we may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

A TRS generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT, except that a TRS may not directly or indirectly operate or manage a lodging or healthcare facility (which generally includes assisted living properties and certain independent living properties) or directly or indirectly provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or healthcare facility is operated (but, as described below, may lease a healthcare facility from us if the TRS hires an “eligible independent contractor” to operate that facility). The status of certain independent living facilities as “healthcare facilities” is uncertain under current law. If the IRS were to treat a subsidiary corporation as directly or indirectly operating or managing a healthcare facility, such subsidiary would not qualify as a TRS, which could jeopardize our REIT qualification.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we could use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

The deductibility of interest paid or accrued by a TRS to its parent REIT could be limited under the Code. Accordingly, if we lend money to a TRS, the TRS may be unable to deduct all or a part of the interest paid on that loan, and the lack of an interest deduction could result in a material increase in the amount of tax paid by the TRS. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s length basis. We intend that all of our transactions with our TRSs will be conducted on an arm’s-length basis.

We may hold a significant amount of assets in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 20% of our assets.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year (excluding gross income from sales of inventory or dealer property in “prohibited transactions,” discharge of indebtedness, and certain hedging transactions) generally must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” interest income derived from mortgage loans secured by real property, dividends received from other REITs, and gains from the sale of real property, mortgages on real property, and shares in other REITs, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year (excluding gross income from prohibited transactions, discharge of indebtedness, and certain hedging transactions) must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received by us to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services does not exceed 1% of the total gross income from the property. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, except in certain instances, such as in connection with the operation or management of a healthcare facility, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental revenue received from tenants for purposes of the income tests.

Also, rental revenue will generally not qualify as rents from real property if we directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity. Rents we receive from a tenant that also is our TRS, however, will generally not be excluded from the definition of “rents from real property” as a result of our ownership interest in the TRS if the property to which the rents relate is a “qualified lodging facility” or a “qualified healthcare property” and such property is operated on behalf of the TRS by a person who is an “eligible independent contractor.” An operator will qualify as an eligible independent contractor if it meets certain ownership tests with respect to us, and if, at the time the operator enters into the property management agreement, the operator is actively engaged in the trade or business of operating qualified healthcare properties for any person who is not a related person to us or the TRS. A “qualified healthcare property” means any real property (or any personal property incidental thereto) that is, or that is necessary or incidental to the use of, a healthcare facility and generally includes assisted living properties and certain independent living properties. The status of certain independent living facilities as “healthcare facilities” is uncertain under current law.

In addition, rents we receive from such a tenant that is our TRS will not be excluded from the definition of “rents from real property” as a result of our ownership interest in the TRS if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by our TRS are substantially comparable to rents paid by our other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a TRS in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock.

Although we generally do not intend to receive rent that fails to qualify as rents from real property in amounts that could jeopardize our REIT status, no assurances can be given in that regard. If, for example, we failed to satisfy any of the above conditions with respect to a lease of property to a TRS, then the rents would not be considered income from a qualifying source for purposes of the REIT rules.

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income generally will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. In certain cases, personal property collateral securing a loan that we hold may be treated as real property for purposes of the foregoing rules. In addition, in certain cases (unless a safe harbor applies pursuant to IRS guidance), the modification of a debt instrument could result in the conversion of the interest paid on the instrument from qualifying income to wholly or partially non-qualifying income, which may require that we dispose of the debt instrument or contribute it to our TRS in order to satisfy the income tests described above. Moreover, the IRS has taken the position that, for purposes of the REIT income tests, the principal amount of a loan is equal to its face amount, even in situations where the loan was acquired at a significant discount. Under this position, a portion of the income generated by the instrument would not qualify for purposes of the 75% gross income test in cases where the underlying real property has declined in value. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

Fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally will not be qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.

Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain specified risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of both the 75% and 95% gross income tests (i.e., will be excluded from both the numerator and the denominator), provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business, the instrument hedges certain specified risks, such as risks associated with indebtedness issued by us or a pass-through subsidiary that is incurred to acquire or carry “real estate assets” or risks associated with certain currency fluctuations (as described below under “—Asset Tests”), and the instrument is properly identified as a hedge along with the risk that it hedges within prescribed time periods. Income and gain from all other hedging transactions will generally not be qualifying income for either the 95% or 75% gross income test.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. Those relief provisions generally will be available if our failure to meet the gross income was due to reasonable cause and not due to willful neglect and we file a schedule with the sources of our gross income in accordance with Treasury regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, the Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Under the Housing and Economic Recovery Tax Act of 2008, the Secretary of the Treasury has been given broad authority to determine whether particular items of gain or income recognized after July 30, 2008, qualify or not under the 75% and 95% gross income tests, or are to be excluded from the measure of gross income for such purposes.

Asset Tests

At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, and leasehold interests in real property (and certain ancillary personal property), stock of other corporations that qualify as REITs, mortgage loans, and debt instruments (whether or not secured by real property) that are issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the Commission under the Exchange Act). Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to real estate assets, securities of TRSs, and qualified REIT subsidiaries, and the value prong of the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the value prong of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 20% of the value of our total assets.

Fifth, no more than 25% of the total value of our assets may be represented by “nonqualified publicly offered REIT debt instruments” (i.e., real estate assets that would cease to be real estate assets if debt instruments issued by publicly offered REITs were not included in the definition of real estate assets).

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset, or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by a REIT that is not “publicly offered” may not so qualify (such debt, however, will not be treated as “securities” for purposes of the value prong of the 10% asset test, as explained below).

Certain securities will not cause a violation of the value prong of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which term generally excludes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the value prong of the 10% asset test. Such securities include (a) any loan made to an individual or an estate, (b) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security (including debt securities) issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the value prong of the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in that partnership.

Independent valuations have not been obtained to support our conclusions as to the value of our total assets or the value of any particular asset. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

The Code contains a number of relief provisions that make it easier for REITs to satisfy the asset requirements, or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate, and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame. A second relief provision applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets, and $10,000,000, and (b) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described above. No assurance can be given that we would qualify for relief under those provisions.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a)	the sum of

1.	90% of our “REIT taxable income,” computed without regard to our net capital gains and the deduction for dividends paid, and

2.	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b)	the excess of the sum of specified items of noncash income over 5% of our “REIT taxable income” computed without regard to our net capital gain and deduction for dividends paid.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. In addition, any dividend declared by us in October, November, or December of any year and payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, so long as the dividend is actually paid by us before the end of January of the next calendar year. If we cease to be a “publicly offered REIT,” then in order for distributions to be counted as satisfying the annual distribution requirement, and to give rise to a tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain dividends that we designated and that they include in their taxable income and (b) the tax that we paid on their behalf with respect to that income.

To the extent we have net operating losses carried forward from prior tax years, such losses may, subject to limitations, reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character of any distributions that are actually made as ordinary dividends or capital gains. See “—Taxation of Stockholders—Taxation of Taxable Domestic Holders—Distributions.” If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, plus (y) the amounts of income we retained and on which we have paid corporate income tax.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (a) our actual receipt of cash, including receipt of distributions from our subsidiaries, or the actual payment of deductible expenses and (b) our inclusion of items in income or deduction, as applicable, for U.S. federal income tax purposes. For example, the Code contains various limitations on the deductibility of interest and other expenses and various rules that may accelerate income before the receipt of cash.

Differences in timing between the recognition of taxable income or deductions and the actual receipt or payment of cash could require us to (i) sell assets, (ii) borrow funds on a short-term or long-term basis, or (iii) pay dividends in the form of taxable in-kind distributions of property, to meet the 90% distribution requirement. Alternatively, we may declare a taxable distribution payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such distribution may be subject to limitation. In such case, for U.S. federal income tax purposes, the amount of the distribution paid in stock will be equal to the amount of cash that could have been received instead of stock.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT status or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic holders that are individuals, trusts and estates would generally be taxable at capital gains rates. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief. The rule against re-electing REIT status following a loss of such status would also apply to us if Drive Shack failed to qualify as a REIT for a taxable year ending on or before December 31, 2015, and we were treated as a successor to Drive Shack for U.S. federal income tax purposes. Although Drive Shack represented in the Separation and Distribution Agreement entered into by us and Drive Shack in connection with our separation from Drive Shack that it had no knowledge of any fact or circumstance that would cause us to fail to qualify as a REIT, and covenanted in such agreement to use its reasonable best efforts to maintain its REIT status for each of Drive Shack’s taxable years ending on or before

December 31, 2015 (unless Drive Shack obtains an opinion from a nationally recognized tax counsel or a private letter ruling from the IRS to the effect that Drive Shack’s failure to maintain its REIT status will not cause us to fail to qualify as a REIT under the successor REIT rule referred to above), no assurance can be given that such representation and covenant would prevent us from failing to qualify as a REIT. Although, in the event of a breach, we may be able to seek damages from Drive Shack, there can be no assurance that such damages, if any, would appropriately compensate us. In addition, if Drive Shack failed to qualify as a REIT despite its reasonable best efforts, we would have no claim against Drive Shack.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates.

Foreclosure Property

We generally will be subject to tax at the maximum corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.

Foreclosure property is real property and any personal property incidental to such real property (1) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated and (3) with respect to which we made a proper election to treat the property as foreclosure property. Foreclosure property also includes certain “qualified healthcare property” acquired by a REIT as the result of the termination or expiration of a lease of such property (other than by reason of a default, or the imminence of a default, on the lease). Qualified healthcare property generally ceases to be foreclosure property at the end of the second taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the U.S. Treasury Department. Other foreclosure property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the U.S. Treasury Department.

Derivatives and Hedging Transactions

We and our subsidiaries may in the future enter into hedging transactions with respect to interest rate exposure on one or more assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts and options. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into, including gain from the sale, disposition, or termination of such a transaction, will not constitute gross income for purposes of the 75% or 95% gross income test if we properly identify the transaction as specified in applicable Treasury regulations and we enter into such transaction (i) in the normal course of our business primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowing made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets; (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests (or any asset that produces such income); or (iii) in connection with the extinguishment of indebtedness with respect to which we have entered into a qualified hedging position described in clause (i) or the disposition of property with respect to which we have entered into a qualified hedging position described in clause (ii), primarily to manage the risks of such hedging positions. To the extent that we hedge in certain other situations, the resultant income may be treated as income that does not qualify under the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Tax Aspects of Investments in Affiliated Partnerships

General

We may hold investments through entities that are classified as partnerships for U.S. federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests and in computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include in our calculations our proportionate share of any assets held by subsidiary partnerships. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the value prong of the 10% asset test, our proportionate share is based on our proportionate interest in the equity and certain debt securities issued by the partnership). See “—Taxation of New Senior Investment Group—Effect of Subsidiary Entities—Ownership of Partnership Interests.”

Entity Classification

Any investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any subsidiary partnership as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in “—Taxation of New Senior Investment Group—Asset Tests” and “—Income Tests,” and in turn could prevent us from qualifying as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. See “—Taxation of New Senior Investment Group—Asset Tests,” “—Income Test” and “—Failure to Qualify,” above, for discussion of the effect of failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the status of any subsidiary partnership for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

Under the Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes so that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution. Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that any of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules may apply to a contribution that we make to any subsidiary partnerships of the cash proceeds received in offerings of our stock. As a result, the partners of our subsidiary partnerships, including us, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.

New Partnership Audit Rules

The Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules, among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how these new rules will be implemented, it is possible that they could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and in many respects dependent on the promulgation of future regulations or other guidance by the U.S. Treasury Department. Investors are urged to consult with their tax advisors with respect to these changes and their potential impact on their investment in our common stock.

Taxation of Stockholders

Taxation of Taxable Domestic Holders

Distributions. As a REIT, the distributions that we make to our taxable domestic holders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates for qualified dividends received by domestic holders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate-level income tax (less the amount of tax);

•	dividends received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

In addition, for taxable years that begin after December 31, 2017 and before January 1, 2026, stockholders that are individuals, trusts or estates are generally entitled to a deduction equal to 20% of the aggregate amount of ordinary income dividends received from a REIT (not including capital gain dividends, as described below, or dividends eligible for the reduced rates applicable to “qualified dividend income,” as described above), subject to certain limitations. Under final regulations recently issued by the Internal Revenue Service, in order to qualify for this deduction with respect to a dividend on our common stock, a shareholder must hold such shares for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such shares become ex-dividend with respect to such dividend (taking into account certain special holding period rules that may, among other consequences, reduce a shareholder’s holding period during any period in which the shareholder has diminished its risk of loss with respect to the shares). Shareholders are urged to consult their tax advisors as to their ability to claim this deduction.

Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long term capital gains, in which case provisions of the Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “—Taxation of New Senior Investment Group—Annual Distribution Requirements.” Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at reduced maximum federal rates in the case of stockholders that are individuals, trusts and estates, and ordinary income rates in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions does not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In determining the extent to which a distribution will be treated as being made from our earnings and profits, our earnings and profits will be allocated first to distributions with respect to our preferred stock, and then to distributions with respect to our common stock, in each case on a pro rata basis. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may, subject to limitations, reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Taxation of New Senior Investment Group—Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses generally affect the taxable character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of New Senior Investment Group Common Stock. Upon the sale or disposition of our stock, a domestic holder will generally recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (i) the amount of cash and fair market value of any property received in the sale or disposition and (ii) the holder’s adjusted basis in the stock. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to reduced maximum U.S. federal income tax rates if the stock is held for more than one year, and will be taxed at ordinary income rates if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to U.S. federal income tax at ordinary income rates, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses. Capital losses are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written, and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities, or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations. Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital or capital gain dividends, they will be treated as investment income for purposes of computing the investment interest limitation.

Medicare Tax. Certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on all or a portion of their “net investment income,” which includes dividends received from us and capital gains from the sale or other disposition of our stock.

Taxation of Non-U.S. Holders

The following is a summary of U.S. federal income and estate tax consequences generally applicable to the ownership and disposition of our stock applicable to non-U.S. holders. This discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

Ordinary Dividends. The portion of dividends received by non-U.S. holders that is (1) payable out of our earnings and profits, (2) not attributable to our capital gains and (3) not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty.

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at the same rates and in the same manner as domestic holders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax (unless reduced or eliminated by treaty) in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions. Unless our stock constitutes a U.S. real property interest (“USRPI”), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (a) the stockholder’s proportionate share of our earnings and profits, plus (b) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) at the rate of tax, including any applicable capital gains rates, that would apply to a domestic holder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax may be enforced by a refundable withholding tax at a rate of 15% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits. As described below, although it is not currently anticipated that our stock will constitute a USRPI, we cannot assure you that our stock will not become a USRPI.

Capital Gain Dividends. Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries (such gains, “USRPI capital gains”), will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under “—Taxation of Non-U.S. Holders—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we may be required to withhold tax equal to 21% of the maximum amount that could have been designated as a USRPI capital gain dividend. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax (unless reduced or eliminated by treaty) in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain dividend if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his capital gains.

A dividend that would otherwise have been treated as a USRPI capital gain dividend will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as ordinary income dividends (discussed above), provided that (1) the dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 10% of that class of stock at any time during the year ending on the date on which the dividend is received. We anticipate that our common stock will continue to be “regularly traded” on an established securities market.

Dispositions of New Senior Investment Group Common Stock. Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Subject to certain exceptions discussed below, our stock will be treated as a USRPI if, at any time during a prescribed testing period, 50% or more of our assets consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. We expect that 50% or more of our assets will consist of USRPIs.

Even if the foregoing 50% test is met, however, our stock nonetheless will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT, less than 50% of value of which is treated as held directly or indirectly by non-U.S. holders at all times during a specified testing period (after applying certain presumptions regarding the ownership of our stock, as described in Section 897(h)(4)(E) of the Code). We believe that we currently are a domestically controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. However, no assurance can be given that we are or will remain a domestically controlled qualified investment entity.

In the event that we are not a domestically controlled qualified investment entity, but our stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, a non-U.S. holder’s sale of our common stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 10% or less of our outstanding common stock at all times during the five-year period ending on the date of the sale. We expect that our common stock will continue to be “regularly traded” on an established securities market.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a domestic holder with respect to such gain, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a domestic holder with respect to such gain, and a non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (unless reduced or eliminated by treaty), or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

Special FIRPTA Rules. Certain exemptions from FIRPTA and other special rules may apply for particular types of non-U.S. investors, including “qualified foreign pension funds” and their wholly-owned foreign subsidiaries and certain widely held, publicly traded “qualified collective investment vehicles.” Non-U.S. holders are urged to consult their own tax advisors regarding the applicability of these or any other special FIRPTA rules to their particular investment in our common stock.

Other Withholding Rules. The Foreign Account Tax Compliance Act enacted in 2010, and existing guidance issued thereunder, requires withholding at a rate of 30% on dividends in respect of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Non-U.S. holders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in our common stock.

Estate Tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Non-U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of owning our stock.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. Such entities, however, may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT closely held test, and (2) either (i) one pension trust owns more than 25% of the value of our stock, or (ii) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock, and should generally prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our stock.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, which may result in statutory changes as well as revisions to regulations and interpretations. For example, the recently enacted “Tax Cuts and Jobs Act” (the “Act”) significantly changed the U.S. federal income tax laws applicable to businesses and their owners, including REITs and their shareholders. Technical corrections or other amendments to the Act or administrative guidance interpreting the Act may be forthcoming at any time. We cannot predict the long-term effect of the Act or any future law changes on REITs or their shareholders. Changes to the U.S. federal tax laws and interpretations thereof, whether under the Act or otherwise, could adversely affect an investment in our common stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. Our state, local or foreign tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

ERISA CONSIDERATIONS

A plan fiduciary considering an investment in the securities should consider, among other things, whether such an investment might constitute or give rise to a prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Code or any substantially similar federal, state, local or non-U.S. law or regulation. ERISA and the Code impose restrictions on:

•	employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA;

•	plans described in Section 4975(e)(1) of the Code that are subject to Section 4975 of the Code, including individual retirement accounts and Keogh Plans;

•

entities whose underlying assets include plan assets by reason of a plan’s investment in such entities including, without limitation, insurance company general accounts (each of the foregoing, a “Plan”); and

•	persons who have certain specified relationships to a Plan described as “parties in interest” under ERISA and “disqualified persons” under the Code.

Prohibited Transactions

ERISA imposes certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA. Under ERISA, any person who exercises any authority or control over the management or disposition of a Plan’s assets is considered to be a fiduciary of that Plan. Both ERISA and the Code prohibit certain transactions involving “plan assets” between a Plan and parties in interest or disqualified persons. Violations of these rules may result in the imposition of an excise tax or penalty.

The direct or indirect purchase of the securities from New Senior Investment Group, and the acquisition and holding of securities that constitute debt of New Senior Investment Group, by a Plan with respect to which we are party in interest or a disqualified person could be treated as or give rise to a prohibited transaction under ERISA or the Code. There are, however, a number of statutory and administrative exemptions that could depending upon the facts of any specific transaction be applicable to a Plan’s investment in the securities, including: (i) the statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain transactions with non-fiduciary service providers; (ii) Prohibited Transaction Class Exemption (“PTCE”) 84-14 for certain transactions determined by independent qualified professional asset managers; (iii) PTCE 90-1 for certain transactions involving insurance company pooled separate accounts; (iv) PTCE 91-38 for certain transactions involving bank collective investment funds; (v) PTCE 96-23 for certain transactions determined by in-house asset managers; and (vi) PTCE 95-60 for certain transactions involving insurance company general accounts.

The Plan Assets Regulation

Under 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), a Plan’s assets may be deemed to include an interest in the underlying assets of an entity if the plan acquires an “equity interest” in such an entity and no exception under the Plan Asset Regulation is applicable. In that event, the operations of such an entity would be subject to ERISA and could result in prohibited transactions under ERISA and the Code.

Under the Plan Assets Regulation, if a Plan acquires a “publicly-offered security,” the issuer of the security is not deemed to hold plan assets of the investing Plan as a result of such acquisition. A publicly-offered security is a security that:

•	is freely transferable;

•	is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another; and

•	is either:

(i)	part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or

(ii)

sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

Treatment of our Common Stock as “Publicly-Offered Securities”

Our common stock currently meets the above criteria and it is anticipated that shares of our common stock will continue to meet the criteria of publicly-offered securities.

The applicability of the “publicly-offered securities” exception or another exception under the Plan Assets Regulation to other securities registered on the registration statement of which this prospectus forms a part will be discussed in the applicable prospectus supplement, as appropriate.

Governmental, Foreign and Church Plans

Governmental plans (as defined in Section 3(32) of ERISA), foreign plans (as described in Section 4(b)(4) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code. Such plans may, however, be subject to other federal, state, local or non-U.S. laws or regulations that are substantially similar to the foregoing provisions of ERISA and the Code. In addition, any such plan that is qualified and exempt from taxation under the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code. Fiduciaries of such plans should consult with their counsel before purchasing any of the securities.

General Investment Considerations

Fiduciaries of a Plan (including, without limitation, an entity whose assets include plan assets, including, as applicable, an insurance company general account, insurance company separate account or collective investment fund) considering the purchase of the securities should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of making an investment in the securities with respect to their specific circumstances. Each Plan fiduciary should take into account, among other considerations:

•	whether the Plan’s investment could give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code;

•	whether the fiduciary has the authority to make the investment;

•	the composition of the Plan’s portfolio with respect to diversification by type of asset;

•	the Plan’s funding objectives;

•	the tax effects of the investment;

•	whether our assets would be considered plan assets;

•

whether, under the general fiduciary standards of investment prudence and diversification an investment in these shares is appropriate for the Plan taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio; and

•	that, a prospectus supplement may require certain representations (deemed or otherwise) from a purchaser of any securities offered hereunder that is a Plan, which may include that the Plan is represented by an “independent fiduciary” described in U.S. Department of Labor Regulation Section 29 C.F.R. 2510.3-21(c)(1), and that the investment must otherwise meet the requirements of such regulation.

The discussion of ERISA and Section 4975 of the Code contained herein is, of necessity, general and does not purport to be complete. Moreover, the provisions of ERISA and Section 4975 of the Code are subject to extensive and continuing administrative and judicial interpretation and review. Therefore, the matters discussed above may be affected by future regulations, rulings, and court decisions, some of which may have retroactive application and effect. The sale to a Plan of any security registered on the registration statement of which this prospectus forms a part, including pursuant to any applicable prospectus supplement, is in is in no respect a representation by us or any of our agents or affiliates that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate or recommended for Plans generally or any particular Plan.

Any potential investor considering an investment in the securities that is, or is acting on behalf of, a plan (or a governmental, foreign or church plan subject to laws or regulations substantially similar to the fiduciary responsibility provisions of ERISA and/or Section 4975 of the Code) should consult with its own legal, tax and ERISA advisers regarding the consequences of such an investment. Each such investor, by acquiring any of the securities registered on the Registration Statement of which this prospectus forms a part shall be deemed to represent that its acquisition of such securities does not constitute and will not result in a non-exempt prohibited transaction under the fiduciary responsibility provisions of ERISA or Section 4975 of the Code or a similar violation of any substantial similar federal, state, local or non-U.S. law or regulation.

PLAN OF DISTRIBUTION

We or the selling stockholders, comprised of affiliates of our Former Manager, may offer and sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through one or more underwriters, dealers or agents; or

•	through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we or the selling stockholders may sell some or all of the securities covered by this prospectus includes any method permitted by law, including, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•

sales in an “at the market offering” within the meaning of Rule 415(a)(4) under the Securities Act, to or through one or more market makers or into an existing trading market, on an exchange or otherwise; or

•	privately negotiated transactions.

We or the selling stockholders may also enter into hedging transactions. For example, we or the selling stockholders may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us or the selling stockholders to close out its short positions;

•	sell securities short and redeliver such shares to close out short positions;

•

enter into option or other types of transactions that require us or the selling stockholders to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•

loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

The securities covered by this prospectus may be sold:

•	on a national securities exchange;

•	in the over-the-counter market; or

•	in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

In addition, we or the selling stockholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us, the selling stockholders or others to settle such sales and may use securities received from us or the selling stockholders to close out any related short positions. We or the selling stockholders may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities by us, and certain offerings by the selling stockholders, will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us or the selling stockholders from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions or agency fees and other items constituting underwriting compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchange or markets on which the securities may be listed; and

•	other material terms of the offering.

The offer and sale of the securities described in this prospectus by us, the selling stockholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

In addition to selling its common stock under this prospectus, a selling stockholder may:

•	transfer its common stock in other ways not involving market maker or established trading markets, including directly by gift, distribution, or other transfer;

•	sell its common stock under Rule 144 or Rule 145 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144 or Rule 145; or

•	sell its common stock by any other legally available means.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. A selling stockholder, underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us or the selling stockholders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, dealers or agents and describe their commissions, fees or discounts in the applicable prospectus supplement.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed from time to time, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We or the selling stockholders may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we or the selling stockholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We or the selling stockholders may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We or the selling stockholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us or the selling stockholders. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us or the selling stockholders and its compensation.

In connection with offerings made through underwriters or agents, we or the selling stockholders may enter into agreements with such underwriters or agents pursuant to which we or the selling stockholders receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us or the selling stockholders under these arrangements to close out any related open borrowings of securities.

Dealers

We or the selling stockholders may sell the offered securities to dealers as principals. We or the selling stockholders may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us or the selling stockholders at the time of resale. Dealers engaged by us or the selling stockholders may allow other dealers to participate in resales.

Direct Sales

We or the selling stockholders may choose to sell the offered securities directly in transactions not involving underwriters, dealers or agents.

Institutional Purchasers

We or the selling stockholders may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We or the selling stockholders will enter into such delayed contracts only with institutional purchasers that we or the selling stockholders approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We or the selling stockholders may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers, agents, remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us or the selling stockholders in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock, which is listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock or warrants on any securities exchange; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in the applicable prospectus supplement.

In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the overallotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the legality of any offered securities will be passed upon for us by Covington & Burling LLP, Washington, D.C. and Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, will opine as to certain tax matters. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of our internal control over financial reporting as of December 31, 2018, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

$100,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Morgan Stanley

BMO Capital Markets

BTIG

Citigroup

Deutsche Bank Securities

Goldman Sachs & Co. LLC

J.P. Morgan

KeyBanc Capital Markets

RBC Capital Markets

February 26, 2021